UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Overview

As reported in the Form 8-K of Advanced BioEnergy, LLC (the “Company”) dated May 4, 2012, the two operating subsidiaries of the Company, ABE South Dakota, LLC (“ABE South Dakota”) and ABE Fairmont, LLC (“ABE Fairmont”), entered into several agreements dated May 4, 2012 with Gavilon, LLC, and several affiliated companies (collectively “Gavilon”). The ABE South Dakota agreements were not effective until consent was received from ABE South Dakota’s senior lenders, which occurred on July 31, 2012.

On July 31, 2012, ABE South Dakota, Portigon AG, New York Branch (f/k/a WestLB AG, New York Branch), as Lender to the Amended and Restated Senior Credit Agreement, along with six other Lenders, entered into a Letter Agreement, whereby the senior lenders consented to, along with certain other items, ABE South Dakota’s entry into the South Dakota Agreements and the Rail Car Sublease (as defined below), as amended on July 31, 2012.

ABE South Dakota, LLC Agreements

ABE South Dakota entered into an ethanol marketing agreement with Gavilon dated May 4, 2012 (“South Dakota Ethanol Marketing Agreement”) and a Distiller’s Grains Marketing Agreement for the Aberdeen plant with Gavilon dated May 4, 2012 (“Grains Marketing Agreement”) (collectively the “South Dakota Agreements”).

The South Dakota Ethanol Marketing Agreement provides that ABE South Dakota will sell to Gavilon substantially all of the denatured fuel-grade ethanol produced at the South Dakota plants. On July 31, 2012, the South Dakota Ethanol Marketing Agreement was amended to become effective on August 1, 2012, and expire on December 31, 2015.

The Grains Marketing Agreement provides that ABE South Dakota will sell to Gavilon all of the dry distiller’s grains produced at the Aberdeen, South Dakota plant. On July 31, 2012, the Grains Marketing Agreement was amended to became effective on August 1, 2013, and expire on July 31, 2016.

ABE Fairmont Ethanol Marketing Agreement

ABE Fairmont entered into an ethanol marketing agreement (“Fairmount Ethanol Marketing Agreement”) with Gavilon, dated May 4, 2012. The Fairmont Ethanol Marketing Agreement provides that ABE Fairmont will sell to Gavilon all of the denatured fuel-grade ethanol produced at the Fairmont plant. On July 31, 2012, the Ethanol Marketing Agreement was amended to become effective on August 1, 2012, and expire on December 31, 2015.

Rail Car Sublease

In connection with execution of the South Dakota Agreements and Fairmont Ethanol Marketing Agreement, ABE South Dakota and ABE Fairmont entered into a Rail Car Sublease Agreement with Gavilon dated as of May 4, 2012 (“Rail Car Sublease”). Under the terms of the Rail Car Sublease, Gavilon agreed to sublease to ABE South Dakota all its interests in the Master Lease Agreement dated as of September 1, 2008, as amended, between GATX Corporation and Gavilon covering agreed-upon rail cars, for varying terms expiring from June 30, 2014 to June 30, 2019. On July 31, 2012, the Rail Car Sublease was amended to release ABE Fairmont from any obligations under the agreement, and became effective August 1, 2012.

Item 1.02	Termination of a Material Definitive Agreement

Agreements with Hawkeye Gold

The Company had entered into agreements with Hawkeye Gold, LLC (“Hawkeye Gold”) amended as of September 30, 2011, under which the Company’s subsidiaries agreed to sell to Hawkeye Gold, substantially all the ethanol produced at the Company’s South Dakota and Fairmont plants (“Hawkeye Gold Ethanol Marketing Agreements”). The Hawkeye Gold Ethanol Marketing Agreements by their terms expire on April 30, 2013.

In addition, ABE South Dakota had entered into a Distillers Grains Marketing Agreement with Hawkeye Gold dated as of April 7, 2010, under which ABE South Dakota had agreed to sell to Hawkeye Gold substantially all the distillers grains produced at the Aberdeen plant (“Hawkeye Gold Distillers Grains Marketing Agreement”).

In connection with its May 4, 2012 execution of new agreements with Gavilon, ABE Fairmont and ABE South Dakota gave Hawkeye Gold notice of the proposed early termination of the Hawkeye Gold Ethanol Marketing Agreements.

On July 31, 2012, ABE South Dakota and ABE Fairmont entered into an Amendment and Settlement Agreement with Hawkeye Gold (“Settlement Agreement”) under which the parties agreed (i) to terminate the Hawkeye Gold Ethanol Marketing Agreements as of July 31, 2012, and (ii) define the end date of the Hawkeye Gold Grains Marketing Agreement to be July 31, 2013. In addition, under the Settlement Agreement, ABE South Dakota and ABE Fairmont agreed to pay Hawkeye Gold a monthly fee on substantially all gallons of denatured ethanol sold through April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: August 6, 2012